UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report(Date of earliest event reported): April 4, 2006
Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut, Kansas City, MO	64106

(Address of principal executive offices)	(Zip Code)
(816) 234-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 4, 2006, Commerce Bank, N.A., (Commerce) a subsidiary of Commerce Bancshares, Inc., entered into an agreement with Boone National Savings and Loan Association (Boone) whereby Commerce will acquire the banking businesses of Boone. Boone operates four branches in Columbia, Missouri and loan production offices in Ashland and Lake Ozarks, Missouri. Under the terms of the agreement, Commerce will acquire loans and deposits of approximately $132 million and $108 million respectively, assume other liabilities of approximately $30 million, and will pay a purchase price premium of approximately $16 million. Pending regulatory approval, the transaction is expected to close in July 2006.
Item 8.01 Other Events
On April 5, 2006, Commerce and Boone issued a joint press release announcing the signing of the agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
          99.1 Press release dated April 5, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	\s\ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller
(Chief Accounting Officer)

Date: April 7, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release dated April 5, 2006